Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Vice President of	1201 Charleston Road
Finance and CFO	Mountain View, CA 94043
800-850-6664, ext. 6478
robs@omnicell.com

For Immediate Release

Omnicell Announces Second Quarter 2006 Financial Results

MOUNTAIN VIEW, Calif. – July 20, 2006 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions technology, today announced second quarter 2006 results.

GAAP results: For the second quarter of 2006, GAAP net income was $1.8 million, resulting in fully diluted GAAP earnings per share of $0.06. This compares to adjusted GAAP net income of $0.8 million or $.03 per adjusted fully diluted share in Q1 2006 and $0.1 million or nil per share in the year-ago quarter. For the first half of 2006, GAAP net income on an adjusted basis was $2.6 million, or $.09 per adjusted fully diluted share. This compares to GAAP net loss of $5.7 million or a loss of $0.22 per basic share for the first half of 2005.

Non-GAAP results: Excluding the impact on our results of recording $1.9 million in share-based compensation expenses related to SFAS No. 123(R), non-GAAP net income was $3.7 million for the three months ended June 30, 2006, or $0.13 per fully diluted share on a non-GAAP basis. This compares to second quarter 2005 non-GAAP net income of $0.1 million or non-GAAP fully diluted earnings per share of nil. Excluding the results of recording of year-to-date adjusted share-based compensation expenses of $4.1 million, non-GAAP adjusted net income was $6.7 million for the first half of 2006, or non-GAAP adjusted fully diluted earnings per share $0.24. Excluding the impact of results of recording $1.1 million in inventory obsolescence, $1.5 million in reduction in force expenses, and $0.6 million in suspended acquisition costs, non-GAAP net loss was $2.5 million for the six months ended June 30, 2005, or a loss of $0.10 per basic share on a non-GAAP basis. Non-GAAP results, as presented in the attached consolidated statements, exclude certain GAAP expenses for the applicable periods.

Revenue for the second quarter of 2006 totaled $36.0 million, up $2.1 million or 6.1% from Q1 2006 revenue of $33.9 million, and up $7.4 million or 25.8% from the second quarter of 2005.

Product backlog grew to $86.9 million, up $9.6 million or 12.5% from the end of Q1 2006.

Omnicell Chairman, President and CEO Randall A. Lipps commented, “I am very pleased with the success of our products in the marketplace. Our focus on customer satisfaction, superior service, and innovative solutions is winning in head-to-head competition for hospital automation business. The success of our products; coupled with operational efficiencies, continue to generate positive financial results.”

A software error experienced by our outside stock plan administrator caused several stock option grants to be omitted from stock compensation expense calculations for the first quarter of 2006. Consequently, net income for the quarter ended March 31, 2006 will be reduced from $1.2 million, or $0.04 fully diluted earnings per share, to $0.8 million, or $0.03 fully diluted earnings per share. As a result of these corrections, Omnicell intends to file an amended quarterly report on Form 10-Q/A with revised first quarter 2006 financial results to correct under-reporting of share-based compensation. Investors should look to the revised financial statements when they become available and discontinue use of Omnicell, Inc.’s previously issued financial statements for the period ended March 31, 2006.

Financial Results Conference Call Details
Management will discuss financial results for the second quarter of 2006 on Thursday, July 20, 2006 at 1:30 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 800-240-7305 (domestic) or 303-262-2137 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 3:30 p.m. PT on July 20, 2006 through 11:59 p.m. PT on July 27, 2006. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 11057927# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell
Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked with more than 1,600 healthcare facilities to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell’s medication-use product line includes solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Our supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payor reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements
To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Omnicell, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except for per share data, unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2006	March 31, 2006 (1)	June 30, 2005	2006 (1)	2005
Revenues:
Product	$28,207	$26,248	$21,752	$54,455	$44,494
Services and other revenues	7,765	7,665	6,846	15,430	12,855
Total revenue	35,972	33,913	28,598	69,885	57,349

Cost of revenues:
Cost of product revenues	13,055	12,131	10,052	25,186	21,585
Cost of services and other revenues	3,100	3,296	2,286	6,396	5,123
Total cost of revenues	16,155	15,427	12,338	31,582	26,708

Gross profits	19,817	18,486	16,260	38,303	30,641
Operating expenses:
Research and development	2,310	2,637	2,732	4,947	5,441
Selling, general, and administrative	15,963	15,358	13,563	31,321	30,705
Restructuring, facility, severance charges and disposition of assets	0	0	0	0	406
Total operating expenses	18,273	17,995	16,295	36,268	36,552
Income (loss) from operations	1,544	491	(35)	2,035	(5,911)
Other income and expense	351	343	118	694	219
	1,895	834	83	2,729	(5,692)
Income (loss) before provision for income taxes
Provision for income taxes	78	60	17	138	34
Net income (loss)	$1,817	$774	$66	$2,591	$(5,726)

Net income (loss) per share:
Basic	$0.07	$0.03	$0.00	$0.10	$(0.22)
Diluted	$0.06	$0.03	$0.00	$0.09	$(0.22)

Shares used in computing net income per share:
Basic	27,149	26,442	25,784	26,795	25,637
Diluted	28,903	28,105	24,743	28,489	25,637

(1) Amended

Omnicell, Inc.

Condensed Consolidated Balance Sheet

(In thousands)

	June 30,	March 31,	December 31,
	2006	2006 (2)	2005 (1)
	(unaudited)	(unaudited)

Current Assets:
Cash and cash equivalents	$43,767	$33,853	$29,536

Accounts receivable, net	29,987	28,980	29,456
Inventories	14,468	12,165	13,763
Receivables subject to a sales agreement	1,843	2,175	2,551
Prepaid expenses and other current assets	13,092	10,634	10,286
Total current assets	103,157	87,807	85,592
Property and equipment, net	4,394	4,504	4,727
Long-term receivables subject to a sales agreement	832	1,507	1,292
Other assets	14,367	12,982	8,817
Total Assets	$122,750	$106,800	$100,428

Current Liabilities:
Accounts payable	$5,451	$3,674	$4,059
Accrued liabilities	14,303	11,400	12,664
Deferred service revenue	7,360	6,951	6,526
Deferred gross profit	11,271	10,764	7,981
Obligation resulting from sale of receivables	1,843	2,175	2,551
Total current liabilities	40,228	34,964	33,781
Long-term obligation resulting from sale of receivables	832	1,507	1,292
Long-term deferred service revenue	10,563	9,797	9,867
Other long-term liabilities	125	125	250
Total Liabilities	51,748	46,393	45,190

Stockholders’ equity	71,002	60,407	55,238
Total Liabilities and Stockholders’ Equity	$122,750	$106,800	$100,428

(1) Information derived from the audited Consolidated Financial Statements.

(2) Amended

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP (Pro Forma)

(in thousands, except for per share data, unaudited)

	Three months ended
	June 30, 2006			June 30, 2005
	Revenue	Net Income	Earnings per share- diluted	Revenue	Net Income	Earnings per share- diluted
GAAP	$35,972	$1,817	$0.06	$28,598	$66	$0.00
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)

Gross Margin		168			—

Operating Expenses		1,764			—
	—	1,932	$0.07	—	—	$0.00
Non-GAAP	$35,972	$3,749	$0.13	$28,598	$66	$0.00

	Six months ended
	June 30, 2006			June 30, 2005
	Revenue	Net Income	Earnings per share- diluted	Revenue	Net Loss	Loss per share- diluted
GAAP	$69,885	$2,591	$0.09	$57,349	$(5,726)	$(0.22)
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin		$407
Operating Expenses		$3,709
Inventory obsolecence due to product discontinuation (b)
Gross Margin					1,100
Operating Expenses
Restructuring expenses (c)
Gross Margin
Operating Expenses					1,500
Write off for suspended acquisitions (d)
Gross Margin
Operating Expenses					600
	$0	$4,116	$0.14	$0	$3,200	$0.12
Non-GAAP	$69,885	$6,707	$0.24	$57,349	$(2,526)	$(0.10)

These Non-GAAP adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations.

The Company believes the presentation of results excluding such items as non-cash share based compensation, restructuring costs, inventory obsolescence, and write off of costs for suspended acquisitions provides meaningful supplemental information to both management and investors that is representative of the Company’s core operating results and allows comparison of operating results. The Company uses these non-GAAP measures when evaluating its financial performance. These non-GAAP results of operations should not be viewed as a substitute for the Company’s GAAP results.

(a) This adjustment reflects the accounting impact of non-cash compensation expense related to the impact of adoption of SFAS No. 123-R for the three months and six months ending June 30, 2006.

(b) This adjustment reflects a write off of $1.1 million in inventory obsolescence due to discontinuation of a product

(c) This adjustment reflects a write off of $1.5 million associated with a reduction in force

(d) This adjustment reflects a write off of $0.6 million in expenses associated with suspended acquisitions